Exhibit 4.2

Exhibit G

Form of Covenant Waiver Period Pledge Agreement

Pledge AGREEMENT
This PLEDGE AGREEMENT (this “Agreement”), dated as of August 7, 2020, is made by The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“Borrower”) and each of the subsidiaries of Borrower designated as a Pledgor on the signature pages hereto (together with Borrower and any other entity that may become a party hereto as a Pledgor as provided herein, the “Pledgors” and, each individually, a “Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent (“Collateral Agent”) for itself and other Pari Passu Secured Parties from time to time party to the Intercreditor Agreement.
W I T N E S S E T H:
WHEREAS, Borrower, JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacity as administrative agent, and the “Lenders” identified therein entered into that certain Amended and Restated Term Loan Agreement dated as of March 20, 2018, as amended by that certain Amendment No. 1 to Amended and Restated Term Loan Agreement dated as of October 28, 2019, and as further amended by that certain Amendment No. 2 to Amended and Restated Term Loan Agreement dated as of even date herewith, and as the same may be further varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, or otherwise modified from time to time, the “Term Loan Facility”);
WHEREAS, Borrower, JPMorgan, in its capacity as administrative agent, and the “Lenders” identified therein entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 28, 2019, as modified by that certain Consent and Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of May 21, 2020, and as amended by that certain Amendment No. 2 to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of even date herewith, and as the same may be further varied, extended, supplemented, consolidated, amended, replaced, increased, renewed, or otherwise modified from time to time, the “Revolving Credit and Term Loan Facility”; together with the Term Loan Facility, the “Credit Agreements”);
WHEREAS, JPMorgan, in its capacity as Administrative Agent under the applicable Credit Agreements, shall be referred to herein collectively as the “Administrative Agents”;
WHEREAS, pursuant to the Credit Agreements, the Lenders have agreed to provide certain credit facilities to Borrower;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreements have been or will be used in part to enable Borrower to make valuable transfers to its Subsidiaries, which include the other Pledgors;
WHEREAS, Borrower and the other Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreements;
WHEREAS, each of the Pledgors, Collateral Agent and Administrative Agents are parties to that certain Collateral Agency and Intercreditor Agreement dated as of even date herewith (the “Intercreditor Agreement”);
WHEREAS, Borrower, Administrative Agents and the applicable requisite Lenders as defined in, and pursuant to, each of the Credit Agreements have agreed to enter into certain amendments to the Credit Agreements to be dated as of even date herewith (the “Amendments”); and

WHEREAS, as a condition to the execution of the Amendments, the applicable requisite Lenders, Administrative Agents, and Collateral Agent have required that each Pledgor execute this Agreement;
NOW, THEREFORE, for due and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning set forth in the applicable Credit Agreement or the Intercreditor Agreement, as the context requires.

2.Pledge of Collateral.

2.1.    Grant of Security Interest. As collateral security for the payment and performance of the Secured Obligations (as defined in Section 3), each Pledgor hereby pledges to Collateral Agent, and hereby grants a security interest to Collateral Agent for the ratable benefit of the Pari Passu Secured Parties (as defined in the Intercreditor Agreement), in and to the following:
(a)all right, title, interest and claims of such Pledgor now or hereafter acquired as the direct and beneficial owner of the Equity Interests set forth on Exhibit “A” hereto (as the same may from time to time be supplemented pursuant to any Pledge Supplement (as defined below)) (collectively, the “Pledged Equity Interests”), together with any and all voting rights and privileges attaching to (including all control, managerial and other rights as a partner, shareholder, member or trustee thereof, in each such case, whether now owned or hereafter acquired), existing or arising in connection with the Pledged Equity Interests, any and all other securities, cash, certificates or other property, option or right in substitution or exchange for any of the Pledged Equity Interests or any of the foregoing, or other property at any time and from time to time received by, or otherwise distributed to, such Pledgor in exchange for the Pledged Equity Interests whether as a result of merger, consolidation, dissolution, reorganization, recapitalization, interest payment, split, dividend, withdrawal or other distribution, reclassification, redemption or any other change declared or made in the capital structure of Borrower or otherwise, including with respect to any limited liability company membership interests or general or limited partnership interests constituting Pledged Equity Interests: (i) all of such Pledgor’s rights and interests under each of the operating agreements or partnership agreements, as applicable, including all voting, control and management rights, all rights of access to information, and all rights to grant or withhold consents or approvals; and (ii) all other rights, interests, property or claims to which such Pledgor may be entitled in its capacity as a partner, shareholder or member of any Issuer, and further including, with respect to (x) any limited liability company membership interests constituting Pledged Equity Interests, all of the Pledgor’s right, title and interest in such limited liability company, whether derived under the Organizational Agreements or the limited liability company act of the state in which such limited liability company is organized (the “LLC Act”), including the Pledgor’s “limited liability company interest” (as defined in the applicable LLC Act), status as a “member” (as defined in the LLC Act), and control rights with respect to such limited liability company, (y) any limited partnership interests constituting Pledged Equity Interests, all of the Pledgor’s right, title and interest in such limited partnership, whether derived under the Organizational Agreements or the limited partnership act of the state in which such limited partnership is organized (the “LP Act”), including the Pledgor’s “partnership interest” (as defined in the applicable LP Act), status as a “partner” (as defined in the LP Act), and control rights with respect to such limited partnership, or (z) any capital stock shares constituting Pledged Equity Interests, all of the Pledgor’s right, title and interest in such corporation, whether derived under the Organizational Agreements or the corporation act of the state in which such corporation is organized (the “Corporation Act”), including the Pledgor’s “capital stock” (as defined in the applicable Corporation Act), status as a “stockholder” or “shareholder” (as defined in the Corporation Act), and control rights with respect to such corporation; and

(b)any and all profits, income, dividends, distributions and payments upon dissolution or liquidation of any of the issuers of the Pledged Equity Interests (each, an “Issuer” and collectively, the “Issuers”), and any return of capital, repayment of loans, and payments of any kind (regular or special, and whether pertaining to profits or otherwise) or nature whatsoever (whether constituting accounts, goods, money, documents, instruments, chattel paper, investment property or general intangibles), in each case now or hereafter distributable or payable by any of the Issuers to such Pledgor, in each case by reason of such Pledgor’s ownership of the Pledged Equity Interests, or now or hereafter distributable or payable to such Pledgor from any other source by reason of such Pledgor being a member, shareholder or partner in any of the Issuers, and any and all proceeds from any transfer, assignment or pledge of any ownership interest of such Pledgor in any of the Issuers (regardless of whether such transfer, assignment or pledge is permitted under the terms hereof or the other Pari Passu Documents, except to the extent distributed to such Pledgor in compliance with the terms and conditions of this Agreement (as defined in the Intercreditor Agreement)) (collectively, the “Distributions”); and

(c)all notes or other documents or instruments now or hereafter evidencing or securing any such Distributions from any of the Issuers to such Pledgor; and

(d)all rights of such Pledgor to collect and enforce payment of the Distributions pursuant to the terms of any of the Organizational Agreements (as defined below) of the applicable Issuers or otherwise; and

(e)all proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

All of the foregoing described in this Section 2 are hereinafter referred to collectively as the “Collateral”. Notwithstanding the foregoing, the pledge and grant of security interest pursuant to this Section 2 shall not be deemed to be a present transfer or assignment of any of the partnership, shareholder or membership interests of the Pledgors in the Issuers.
As used herein, “Organizational Agreements” shall mean, collectively, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.
2.2.    Amendment to Exhibit “A”. Following delivery of any Pledge Supplement pursuant to Section 6 or any release of Collateral pursuant to Section 13, each Pledgor agrees that Collateral Agent may from time to time attach as Exhibit “A” hereto an updated list of the Pledged Equity Interests pledged to Collateral Agent hereunder without the consent or approval of any Pledgor hereto (but with prompt notice of such updated Exhibit “A” being provided to each of the Pledgors) solely to reflect changes in the Pledged Equity Interests as a result of any such Pledge Supplement and/or any such release.
2.3.    Waiver of Certain Operating Agreement and Limited Partnership Agreement Provisions. Each Pledgor irrevocably waives any and all of its rights under those provisions of the operating agreement or limited partnership agreement (and the applicable LLC Act, Corporation Act or LP Act under which the applicable Issuer has been organized) of each Issuer which is a limited liability company or limited partnership, respectively, that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any security interest or lien on any of the Collateral or any enforcement action which may be taken in respect of any such security interest or lien or (b) otherwise conflict with the terms of this Agreement. Each Pledgor agrees that, with respect to any Issuer that is a limited liability company or limited partnership, such Pledgor shall have the right to sell, transfer, assign, collaterally assign or pledge its economic rights, control rights and status as a member or partner, as applicable, in such Issuer at any time and in any manner that is permitted by the applicable LLC Act, Corporation Act or LP Act, as applicable, either voluntarily or by operation of law, without the further consent of such Issuer. Each Pledgor (including each applicable Pledgor in its capacity as the general partner, limited partner, shareholder or member of each applicable Issuer) further agrees to the extent that this Section 2.3 is inconsistent with the terms of the operating agreement or limited partnership agreement, as applicable, of any such Issuer, such operating agreement or limited partnership agreement, as applicable, shall be deemed to be amended so as to be consistent with the terms of this Section 2.3 until the earlier of (x) the time the security interest granted hereby with respect to the Equity Interests of such Issuer is released and (y) the termination of this Agreement as provided in Section 13 below. Each Pledgor of any Pledged Equity Interests in a limited liability company or limited partnership hereby irrevocably consents to the grant of the security interest provided for herein and to Collateral Agent or its nominee becoming a substitute member, limited partner, or general partner, as applicable, in such limited liability company or limited partnership, as applicable (including succeeding to any management or control rights appurtenant thereto and to such Pledgor’s status as a member of such limited liability company or a partner of such limited partnership), pursuant to a disposition thereof in connection with (or in lieu of) an exercise of remedies pursuant to Section 8 hereof; provided that such successor member or partner, as applicable, then agrees in writing to be bound by, and a party to, the applicable operating agreement or limited partnership agreement.
3.Secured Obligations. This Agreement secures the payment and performance of the “Pari Passu Lien Obligations” under and as defined in the Intercreditor Agreement (whether at the stated maturity, by acceleration or otherwise including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), and all amounts payable by the Pledgors to Collateral Agent pursuant to this Agreement and the Intercreditor Agreement (all such obligations, liabilities, sums and expenses set forth in this Section 3 being herein collectively called the “Secured Obligations”; provided, however, that Secured Obligations shall not include any Excluded Swap Obligations). For purposes of this Section 3, “Excluded Swap Obligations” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation (as defined below) if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof)  is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act.

4.Power of Attorney. Each Pledgor hereby irrevocably designates and appoints Collateral Agent its true and lawful attorney-in-fact, which appointment is coupled with an interest, either in the name of Collateral Agent, or in the name of such Pledgor, at such Pledgor’s sole cost and expense, and regardless of whether or not Collateral Agent becomes the sole member in any of the Issuers, to take any or all of the following actions at such time as an Event of Default has occurred and is continuing:

(a)to ask, demand, sue for, attach, levy, settle, compromise, collect, recover, receive and give receipt for any and all Collateral and to take any and all actions as Collateral Agent may deem necessary or desirable in order to realize upon the Collateral, or any portion thereof, including, without limitation, making any statements and doing and taking any actions on behalf of such Pledgor which are otherwise required of such Pledgor under the terms of any agreement as conditions precedent to the payment of the Distributions, and the right and power to endorse, in the name of such Pledgor, any checks, notes, drafts or other instruments received in payment of all or any portion of the Collateral, drafts against account debtors, any proof of claim in any bankruptcy or other insolvency proceeding involving any account debtor, any notice of lien and claim of lien or assignment or satisfaction of lien;

(b)to institute one or more actions against any of the Issuers or any member thereof in connection with the collection of the Distributions, to prosecute to judgment, settle or dismiss any such actions, and to make any compromise or settlement deemed desirable, in Collateral Agent’s reasonable discretion, with respect to such Distributions, to extend the time of payment, arrange for payment in installments or release any of the Issuers or any member thereof, from their respective obligations to pay any Distribution, without incurring responsibility to, or affecting any liability of, such Pledgor under any of the Organizational Agreements; it being specifically understood and agreed, however, that Collateral Agent shall not be obligated in any manner whatsoever to exercise any such power or authority or be in any way responsible for the collection of or realizing upon the Collateral, or any portion thereof. The foregoing appointment is irrevocable and continuing and any such rights, powers and privileges shall be exclusive in Collateral Agent, its successors and assigns until this Agreement terminates as provided in Section 13 below; and

(c)to make, execute, record, file, re-record and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of such Pledgor, in each case for the purpose of maintaining the enforceability and perfection of the security interests granted herein.

All acts of said power of attorney are hereby ratified and approved and Collateral Agent shall not be liable for any mistake of law or fact made in good faith in connection therewith (other than gross negligence, bad faith or willful misconduct of Collateral Agent). This power of attorney is coupled with an interest and shall be irrevocable so long as any amounts remain unpaid on any of the Secured Obligations (other than contingent obligations for which no claim has been made (collectively, the “Contingent Obligations”)).

5.Representations and Warranties. Each Pledgor does hereby warrant and represent to Collateral Agent, as follows:

(a)This Agreement has been duly executed and delivered by such Pledgor and constitutes the valid, legal and binding obligation of such Pledgor, enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, the provisions of the UCC, general principles of equity, and the terms and conditions of that certain Ground Lease between La Cienega Partners Limited Partnership and CJDB LLC dated  May 31, 1977, as amended (the “Beverly Ground Lease”).

(b)Exhibit “A” (as the same may from time to time be supplemented pursuant to any Pledge Supplement) sets forth a complete and accurate list of all of the Pledged Equity Interests. None of the Pledged Equity Interests is evidenced by any certificate, instrument, document or other writing other than the Organizational Agreements except as has been (or will be, in the case of Pledged Equity Interests with respect to any New Issuer (as defined below), as applicable) delivered to Collateral Agent.

(c)True, correct and complete copies of each of the Organizational Agreements, together with all amendments thereto, have been delivered to Collateral Agent by such Pledgor, each of the Organizational Agreements is in full force and effect and is enforceable in accordance with its terms, and, so long as this Agreement remains in effect, such Pledgor shall not materially modify, amend, cancel, release, surrender or terminate, or permit the modification, amendment, cancellation, release, surrender or termination of, any of the Organizational Agreements, or dissolve, liquidate or permit the expiration of any of the Organizational Agreements or the termination or cancellation thereof, in each case except to the extent not prohibited under the Pari Passu Documents.

(d)Such Pledgor is and shall remain the direct, sole beneficial owner and sole holder of record of the Pledged Equity Interests, and the right to receive the Distributions, free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims of third parties and rights of set-off or recoupment whatsoever (other than those in favor of Collateral Agent for the benefit of the Pari Passu Secured Parties hereunder and inchoate liens imposed by law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings and such Pledgor has set aside on its books adequate reserves with respect thereto in accordance with GAAP), and such Pledgor has the full and complete right, power and authority to grant a security interest in the Collateral in favor of Collateral Agent, in accordance with the terms and provisions of this Agreement. Such Pledgor further represents and warrants that all Pledged Equity Interests have been (to the extent such concepts are relevant with respect to such Pledged Equity Interests) duly authorized, validly issued, are fully paid and non assessable. Such Pledgor is and will not become a party to or otherwise be bound by or subject to any agreement, other than the Pari Passu Documents, that restricts in any manner the rights of any present or future holder of the Collateral with respect thereto except (i) restrictions and conditions imposed by law or any Pari Passu Document, (ii) customary restrictions and conditions contained in agreements relating to the sale of an asset or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the asset or Subsidiary that is to be sold and such sale is permitted hereunder, and (iii) the Beverly Ground Lease. No Person has any option, right of first refusal, right of first offer or other right to acquire all or any portion of the Collateral.

(e)This Agreement creates a valid and binding first priority (subject to liens permitted under the Credit Agreements that have priority pursuant to applicable law) security interest in the Collateral securing the payment and performance of the Secured Obligations. Neither such Pledgor nor any other Person has performed, nor will such Pledgor perform or permit any such other Person to perform, any acts which might prevent Collateral Agent from enforcing the terms and conditions of this Agreement or which would limit Collateral Agent in any such enforcement, to the extent such Pledgor or other Person can reasonably and lawfully do so.

(f)As of the date hereof, such Pledgor’s correct legal name indicated on the public record of such Pledgor’s mailing address, identity or corporate structure, chief executive office, jurisdiction of organization, and organizational identification number are as set forth on Schedule 1 attached hereto and by this reference made a part hereof. As of the date hereof, such Pledgor has provided to the Collateral Agent its correct federal tax identification number. Such Pledgor has been using or operating under said name, identity or corporate structure without change for the time period set forth on Schedule 1 attached hereto. In order to perfect the pledge and security interests granted herein against such Pledgor, an appropriate UCC Financing Statement must be filed with the Secretary of State of the state of formation or organization of the applicable Pledgor. Such Pledgor covenants and agrees that it shall not change any of the matters addressed by the first three sentences of this subsection unless it has given Collateral Agent at least ten (10) days prior written notice of any such change and caused to be filed at the request of Collateral Agent, or Collateral Agent’s counsel to file, such additional financing statements or other instruments in such jurisdictions as Collateral Agent may deem necessary in its reasonable discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(g)The Pledged Equity Interests and the Distributions are not and will not be (A) dealt in or traded on securities exchanges or in securities markets, (B) “investment company securities” (as defined in Section 8-103(b) of the UCC), (C) credited to a securities account or (D) securities governed by Article 8 of the Uniform Commercial Code of any jurisdiction, unless (i) the applicable Pledged Equity Interests were certificated securities governed by Article 8 of the UCC at the time of the acquisition thereof by such Pledgor and not converted to certificated securities by such Pledgor or any of its Affiliates, (ii) Collateral Agent has “control” (as defined in Section 8-106 of the UCC) of such Pledged Equity Interests and (iii) Collateral Agent has received such agreements and instruments in connection with such certificated securities as Collateral Agent may reasonably require. Any breach of this clause (g) shall be an immediate Event of Default under the Pari Passu Documents without the requirement of any notice, grace or cure.

6.General Covenants. Borrower covenants and agrees that, so long as this Agreement is continuing, to the extent a new Property becomes an Eligible Unencumbered Asset prior to satisfaction of the conditions to release of this Agreement and the Equity Interests of the Subsidiary that owns such Eligible Unencumbered Asset are required to be pledged hereunder pursuant to the terms of the Amendments, Borrower shall submit to Collateral Agent a supplement to this Agreement executed by the Subsidiary that owns such Eligible Unencumbered Asset in the form of Exhibit “B” attached hereto (each, a “Pledge Supplement”) and upon submission of such supplement, Exhibit “A” shall be automatically updated to include the ownership interests of each Pledgor in such Subsidiary (each such Subsidiary, a “New Issuer”). In addition, each Pledgor covenants and agrees that, so long as this Agreement is continuing:

(a)Except as may be specifically set forth in the Pari Passu Documents, such Pledgor shall not, without the prior written consent of Collateral Agent, which consent may be withheld by Collateral Agent in its sole and absolute discretion, directly or indirectly or by operation of law, sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral.

(b)Such Pledgor shall at all times defend the Collateral against all claims and demands of all Persons at any time claiming any interest in the Collateral adverse to Collateral Agent’s interest in the Collateral as granted hereunder in accordance with the Pari Passu Documents.

(c)Such Pledgor shall perform in all material respects all of its duties, responsibilities and obligations under each of the Organizational Agreements and with respect to the Collateral.

(d)Such Pledgor shall pay all taxes and other charges against the Collateral other than taxes that are not yet due or are being contested in good faith by appropriate proceedings and each Pledgor has set aside on its books adequate reserves with respect thereto in accordance with GAAP in accordance with the Pari Passu Documents.

(e)Such Pledgor shall promptly deliver to Collateral Agent as additional Collateral any note or other document or instrument entered into after the date hereof (other than Organizational Agreements) which evidences, constitutes, guarantees or secures any of the Distributions or any right to receive a Distribution, which notes or other documents and instruments shall be accompanied by such endorsements or assignments as Collateral Agent may require to create a perfected security interest therein in favor of Collateral Agent.

(f)Such Pledgor will provide to Collateral Agent such documents and reports respecting the Collateral in such form and detail as Collateral Agent may reasonably request from time to time. Such Pledgor will maintain adequate books and records with respect to the Collateral, and furnish to Collateral Agent, with sufficient copies for each of the Authorized Representatives under the Intercreditor Agreement, such reports relating to the Collateral as Collateral Agent shall from time to time reasonably request.

(g)Anything herein to the contrary notwithstanding, (i) such Pledgor shall remain liable under each of the Organizational Agreements and all other contracts, agreements and instruments included in, giving rise to, creating, establishing, evidencing or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations (including, without limitation, any obligation to make capital contributions or provide other funds to such entities) to the same extent as if this Agreement had not been executed, (ii) the exercise by Collateral Agent of any of its rights hereunder shall not release such Pledgor from any of its duties or obligations under any of the Organizational Agreements or any such contracts, agreements and instruments for so long as such Pledgor remains the owner of such Collateral, and (iii) neither Collateral Agent nor any of the Pari Passu Secured Parties shall have any obligation or liability under any of the Organizational Agreements or any such contract, agreement or instrument by reason of this Agreement, nor shall Collateral Agent or any of the Pari Passu Secured Parties be obligated to perform any of the obligations or duties of such Pledgor thereunder or to take any action to collect or enforce any claim for payment or other right or privilege assigned to Collateral Agent hereunder. Notwithstanding anything contained in this Agreement to the contrary, such Pledgor shall have no obligations or duties under the Organizational Agreements from and after the date that Collateral Agent assumes control of the Pledged Equity Interests pursuant to an exercise of any rights or remedies under this Agreement, except for any obligations or duties expressly surviving transfer of ownership or control pursuant to the terms of such Organizational Agreements.

(h)If such Pledgor shall at any time be entitled to receive or shall receive any certificate or other property, option or right in substitution or exchange for any of the Collateral or any Distribution (in each case other than cash distributions), whether for value paid by such Pledgor or otherwise, such Pledgor agrees that the same shall be deemed to be Collateral and shall be delivered directly to Collateral Agent in each case, accompanied by proper instruments of assignment and powers duly executed by such Pledgor in such a form as may be required by Collateral Agent, to be held by Collateral Agent subject to the terms hereof, as further security for the Secured Obligations (except as otherwise provided herein with respect to the application of the foregoing to the Secured Obligations). If such Pledgor receives any of the foregoing directly, such Pledgor agrees to hold such property in trust for the benefit of Collateral Agent, and to surrender such property to Collateral Agent promptly. In the event that such Pledgor purchases or otherwise acquires or obtains any additional equity interest in any Issuer, or any rights or options to acquire such interest, all rights to receive profits, proceeds, accounts, income, dividends, distributions or other payments as a result of such additional interest, rights and options shall automatically be deemed to be a part of the Collateral. All certificates, if any, representing such interests shall be promptly delivered to Collateral Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any such interest, duly executed in blank.

(i)Such Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, documents, endorsements, assurances and instruments, as Collateral Agent may reasonably at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order to better assure and confirm unto Collateral Agent its rights, powers and remedies hereunder. Without limiting the generality of the foregoing, at any time and from time to time, such Pledgor shall, at the request of Collateral Agent, make, execute, acknowledge, and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or re-filed at such time in such offices and places as shall be deemed necessary by Collateral Agent all such other and further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, certificates and other documents as Collateral Agent from time to time may require for the better assuring, conveying, assigning and confirming to Collateral Agent the Collateral and the rights hereby conveyed or assigned or intended to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of this Agreement. Such Pledgor also shall furnish to Collateral Agent such evidence as Collateral Agent reasonably may require from time to time to establish a valid security interest in and to further protect and perfect its security interest in the Collateral.

7.Event of Default. An Event of Default shall exist hereunder during the existence of an “Event of Default” under the Intercreditor Agreement.

8.Remedies.

(a)During the existence of an Event of Default, each Pledgor consents (to the extent applicable law does not prohibit such Pledgor from pre-consenting), and hereby directs the applicable Issuer to so consent, to the admission of Collateral Agent or any other purchaser of the Pledged Equity Interests upon a foreclosure sale conducted in accordance herewith and applicable law as a substitute member or partner of such Issuer with all of the rights and privileges of a member or partner of the same type as such Pledgor under the applicable Organizational Agreements in the event that Collateral Agent exercises its rights under this Agreement and Collateral Agent or such other purchaser succeeds to ownership of all or any portion of such Pledged Equity Interests.

(b)Upon the occurrence and during the continuance of any Event of Default, Collateral Agent may exercise all remedies of Collateral Agent under applicable general or statutory law, and the remedies of a secured party under the UCC, regardless of whether the UCC has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted. Notwithstanding anything contained in this Agreement to the contrary, the Collateral Agent shall give the Pledgors at least ten (10) Business Days prior notice before exercising any such remedies of Collateral Agent involving disposition of the Collateral. Any notice required by law, including, but not limited to, notice of the intended disposition of all or any portion of the Collateral, shall be reasonable and properly given in the manner prescribed for the giving of notice herein, and, in the case of any notice of disposition, if given at least ten (10) business days prior to such disposition. Upon the occurrence and during the continuance of any Event of Default,

Collateral Agent may require each Pledgor to assemble the Collateral and make it available to Collateral Agent at any place to be designated by Collateral Agent which is reasonably convenient to both parties. It is expressly understood and agreed that Collateral Agent shall be entitled to dispose of the Collateral at any public or private sale, and that Collateral Agent shall be entitled to bid and purchase at any such public or (if permitted by applicable law) private sale without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except such notice as is otherwise required by applicable law or under this Agreement) of any kind, all of which are expressly waived. In the event that Collateral Agent is the successful bidder at any public or private sale of the Collateral or any portion thereof, the amount bid by Collateral Agent may be credited against the Secured Obligations as provided in the Intercreditor Agreement. Collateral Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Collateral Agent may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each such purchaser at any such sale shall hold the Collateral sold absolutely free from claim or right on the part of any Pledgor. In the event that any consent, approval or authorization of any Governmental Agency or commission will be necessary to effectuate any such sale or sales (other than in connection with compliance with any federal or state securities laws), each Pledgor shall execute all such applications or other instruments as Collateral Agent may deem reasonably necessary to obtain such consent, approval or authorization. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent may notify any Issuer (with a copy to each Pledgor) to make payment of any Distribution directly to Collateral Agent, and may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral as Collateral Agent may determine whether or not the Secured Obligations are due, and for the purpose of realizing Collateral Agent’s rights therein, Collateral Agent may receive, open and dispose of mail addressed to any Pledgor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf and in the name of any Pledgor, as its attorney-in-fact. All remedies of Collateral Agent shall be cumulative to the full extent provided by law, all without liability except to account for property actually received and for gross negligence, bad faith or willful misconduct of Collateral Agent, but Collateral Agent shall have no duty to exercise such rights and shall not be responsible for any failure to do so or delay in so doing. Pursuit by Collateral Agent of certain judicial or other remedies shall not abate nor bar other remedies with respect to the Secured Obligations or to other portions of the Collateral. Collateral Agent may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Secured Obligations. In the event that any transfer tax, deed tax, conveyance tax or similar tax is payable in connection with the foreclosure, conveyance in lieu of foreclosure or otherwise of all or any portion of the Collateral, each Pledgor shall pay such amount to Collateral Agent within ten (10) days of demand therefor and if any Pledgor fails to pay such amount within such time, Collateral Agent may advance such amount on behalf of such Pledgor and the amount thereof shall become a part of the Secured Obligations and bear interest at the highest rate for overdue amounts under any of the Pari Passu Documents until paid.

(c)If any Pledgor fails to perform any agreement or covenant contained in this Agreement beyond any applicable period for notice and cure, and an Event of Default exists, Collateral Agent as such Pledgor’s attorney-in-fact, may take any or all of the actions enumerated in Section 4 hereof. The reasonable and documented out of pocket cost of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Collateral Agent in connection therewith, shall be payable by such Pledgor within ten (10) days of demand therefor and shall constitute a part of the Secured Obligations and shall bear interest at the highest rate for overdue amounts under any of the Pari Passu Documents.

(d)If no Event of Default shall exist, each Pledgor shall retain the right to (i) vote any of the Collateral, or exercise membership or partnership, as applicable, rights, in a manner not inconsistent with the terms of this Agreement and the other Pari Passu Documents, and Collateral Agent hereby grants to each Pledgor its proxy to enable such Pledgor to so vote any of the Collateral (except that no Pledgor shall have any right to exercise any such power if the exercise thereof would violate or result in a violation of any of the terms of this Agreement or any of the other Pari Passu Documents), and (ii) receive, use, disburse, distribute and retain, in accordance with the terms of the Organizational Documents any and all payments made to or received, directly or indirectly, by each Pledgor under or in connection with the Organizational Documents or otherwise in respect of the Collateral, including all Distributions, dividends, returns of capital or other moneys or property. At any time after the occurrence and during the continuance of any Event of Default, Collateral Agent or its nominee shall, after providing notice thereof to each Pledgor, automatically have the sole and exclusive right to give all consents, waivers and ratifications in respect of the Collateral and exercise all voting, approval or other rights at any meeting of the members or partners of any of the Issuers, respectively (and the right to call such meetings) or otherwise (and to give written consents in lieu of voting thereon) (all of such rights of each Pledgor ceasing to exist and terminating upon the occurrence and during the continuance of an Event of Default and receipt of the notice required above in this clause (d)), all without liability except to account for property actually received and in such manner as Collateral Agent shall determine in its reasonable discretion, but Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for the failure to do so or delay in so doing. The exercise by Collateral Agent of any of its rights and remedies under this paragraph shall not be deemed a disposition of collateral under Article 9 of the UCC nor an acceptance by Collateral Agent of any of the Collateral in satisfaction of the Secured Obligations. Notwithstanding anything contained in this Agreement to the contrary, Collateral Agent acknowledges and agrees that in the event that the Pledged Equity Interest in La Cienega Partners Limited Partnership is assigned or transferred or Collateral Agent assumes control thereof in connection with the exercise of any of its remedies under this Agreement, the Collateral Agent or any other purchaser of the Pledged Equity Interest will be required to and shall comply with the provisions of the Beverly Ground Lease.

9.Duties of Collateral Agent. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Collateral Agent’s duty with reference to the Collateral shall be solely to use commercially reasonable care in the custody and preservation of the Collateral, which shall not include any steps necessary to preserve rights against prior parties. Collateral Agent shall have no responsibility or liability for the collection of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it.

10.Indemnification.

(a)It is specifically understood and agreed that, unless and until the date that Collateral Agent assumes control of any Pledged Equity Interest pursuant to an exercise of any rights or remedies under this Agreement, this Agreement shall not operate to place any responsibility or obligation whatsoever upon Collateral Agent or any of the Pari Passu Secured Parties, or cause Collateral Agent or any of the Pari Passu Secured Parties to be, or to be deemed to be, a member, shareholder, or partner in any of the Issuers and that in accepting this Agreement, Collateral Agent and the Pari Passu Secured Parties neither assume nor agree to perform at any time whatsoever any obligation or duty of any Pledgor under any of the Organizational Agreements or any other mortgage, indenture, contract, agreement or instrument to which each Pledgor is a party or to which it is subject, all of which obligations and duties shall be and remain with and upon each Pledgor.

(b)Each Pledgor, within ten (10) days of demand therefor, shall pay to Collateral Agent the amount of any and all reasonable and documented out of pocket expenses, including, without limitation, the reasonable fees and disbursements of counsel actually incurred (including those incurred in any appeal), and of any experts and agents, which Collateral Agent may incur in connection with (i) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (ii) the failure by such Pledgor to perform or observe any of the provisions hereof, and all such documented costs and expenses shall be Secured Obligations entitled to the benefits of the Collateral. The provisions of this Section 10 shall survive the termination of this Agreement and the resignation or removal of Collateral Agent.

11.Security Interest Absolute. All rights of Collateral Agent, and the security interests hereunder, and all of the Secured Obligations secured hereby, shall be absolute and unconditional, irrespective of:

(a)Any lack of validity or enforceability of any of the Pari Passu Documents;

(b)Any change in the time (including any extensions of the maturity date of any loan as provided in the applicable Pari Passu Document), manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any of the Pari Passu Documents;

(c)Any exchange, release or nonperfection of any other collateral for the Secured Obligations, or any release or amendment or waiver of or consent to departure from any of any of the Pari Passu Documents with respect to all or any part of the Secured Obligations; or

(d)Any other circumstance (other than payment of the Secured Obligations in full), that might otherwise constitute a defense available to, or a discharge of, any Pledgor, the other Loan Parties party to each of the Pari Passu Documents or any third party for the Secured Obligations or any part thereof (other than gross negligence, bad faith or willful misconduct of Collateral Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment).

12.Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and each Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission of Collateral Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Agreement to Collateral Agent may be exercised from time to time and as often as may be deemed expedient by Collateral Agent. Failure on the part of Collateral Agent to complain of any act or failure to act that constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Collateral Agent of Collateral Agent’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. Except for notices provided for herein, each Pledgor hereby waives to the extent permitted by law all rights that such Pledgor has or may have under and by virtue of the UCC and any federal, state, county or municipal statute, regulation, ordinance, Constitution or charter, now or hereafter existing, similar in effect thereto providing any right of such Pledgor to notice and to a judicial hearing prior to seizure by Collateral Agent of any of the Collateral. Each Pledgor hereby waives and renounces for itself, its heirs, successors and assigns, presentment, demand, protest, advertisement or notice of any kind (except for any notice required by law or the Pari Passu Documents) and all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or that may hereafter be provided by the Constitution and laws of the United States and of any state thereof, as to the Collateral, against the enforcement of this Agreement and the collection of any of the Secured Obligations.

13.Continuing Security Interest; Transfer of Pari Passu Lien Obligations; Release of Collateral. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the release of all Common Collateral securing each of the Pari Passu Lien Obligations pursuant to Sections 5.12(d)-(e) of each of the Credit Facilities, (b) be binding upon each Pledgor and its heirs, successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the Pari Passu Secured Parties and their respective successors, transferees and assigns permitted under the Pari Passu Documents. Without limiting the generality of the foregoing clause (c), any Pari Passu Secured Party may assign or otherwise transfer all or any portion of its rights in the Pari Passu Lien Obligations to the extent and in the manner provided in the Pari Passu Documents, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Pari Passu Secured Party herein or otherwise. Notwithstanding the first sentence of this paragraph, upon the earlier of (i) the release of all Common Collateral securing each of the Pari Passu Lien Obligations pursuant to Sections 5.12(d)-(e) of each of the Credit Facilities, and (ii) satisfaction of the conditions set forth in Section 2.04 of the Intercreditor Agreement, the security interest granted hereby shall be released with respect to the applicable Collateral and all rights to such Collateral shall revert to the respective Pledgor. Upon any such release, Collateral Agent will, at such Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such release in accordance with Section 2.04 of the Intercreditor Agreement, and Exhibit “A” shall be automatically updated to reflect such release.

14.Securities Laws and Other Limitations. In view of the position of each Pledgor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the federal and state securities laws, the Organizational Agreements, or under the Intercreditor Agreement with respect to any disposition of the Collateral permitted hereunder. Each Pledgor understands that compliance with the federal and state securities laws, the Organizational Agreements, or Intercreditor Agreement might very strictly limit the course of conduct of Collateral Agent if Collateral Agent were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Collateral Agent in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws. Each Pledgor recognizes that in light of the foregoing restrictions and limitations Collateral Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof and who are able to satisfy any conditions or requirements set forth in the Organizational Agreements, and the Intercreditor Agreement, and Collateral Agent may sell the Collateral in parcels and at such times and to such Persons as Collateral Agent may reasonably determine is necessary to comply with such conditions or requirements. Each Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, Collateral Agent in its reasonable discretion may, in accordance with federal and state securities law, the Organizational Agreements and the Intercreditor Agreement, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the federal and state securities laws, (b) approach and negotiate with a single potential purchaser to effect such sale and (c) sell the Collateral in parcels and at such times and in such manner and to such Persons as Collateral Agent may reasonably determine is necessary to comply with such conditions and requirements. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller if such sale were a public sale without such restrictions. In the event of any such sale, Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof and applicable law at a price that Collateral Agent, in its reasonable discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached or if all the Collateral were sold at a single sale. Each Pledgor further agrees that any sale or sales by Collateral Agent of the Collateral made as provided in this Section 14 shall not be commercially unreasonable solely as a result of the factors described in this Section 14. The provisions of this Section 14 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Collateral Agent sells. Collateral Agent and the Pari Passu Secured Parties shall not be liable to any Pledgor for any loss in the value of any portion of the Collateral by reason of any delay in the sale of the Collateral.

15.Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OF ANY JURISDICTION), EXCEPT THAT THE PROVISIONS OF SECTION 2.3 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE APPLICABLE ISSUER IS ORGANIZED.

16.Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served if given in the manner prescribed in the Intercreditor Agreement.

17.No Unwritten Agreements. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18.Miscellaneous. Time is of the essence of this Agreement. Title or captions of paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof. If, for any circumstances whatsoever, fulfillment of any provision of this Agreement shall involve transcending the limited validity presently prescribed by law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. The liability of each Pledgor hereunder shall be joint and several.

Each Pledgor hereby authorizes Collateral Agent, its counsel or its representative, at any time and from time to time, to file financing statements, and amendments and continuations thereof, that describe the Collateral or any portion thereof in such jurisdictions as Collateral Agent may deem necessary in order to perfect the security interests granted by such Pledgor under this Agreement or any other Pari Passu Document, and such financing statements may contain, among other items as Collateral Agent may deem advisable to include therein, the organizational number of Pledgor. Collateral Agent shall upon request provide each Pledgor with copies of any and all such filings made by Collateral Agent.
19.Modifications, Etc. Each Pledgor hereby consents and agrees that Collateral Agent or the Pari Passu Secured Parties may at any time and from time to time, without notice to or further consent from any Pledgor, either with or without consideration, surrender any other property or other security of any kind or nature whatsoever held by it or by any Person on its behalf or for its account, securing the Secured Obligations; substitute for any collateral so held by it, other collateral of like kind; agree to modification of the terms of the Pari Passu Documents; extend or renew the Pari Passu Documents for any period; grant releases, compromises and indulgences with respect to the Pari Passu Documents for any period or to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor, endorser or any other Person liable with respect to the Secured Obligations; or take or fail to take any action of any type whatsoever; and no such action that Collateral Agent or the Pari Passu Secured Parties shall take or fail to take in connection with the Pari Passu Documents, or any of them, or any security for the payment of the Secured Obligations or for the performance of any obligations or undertakings of any Pledgor, nor any course of dealing with any Pledgor or any other person, shall release any Pledgor’s obligations hereunder, affect this Agreement in any way or afford any Pledgor any recourse against Collateral Agent or any Pari Passu Secured Party.

20.Attorney-in-Fact. Notwithstanding anything to the contrary contained in this Agreement, Collateral Agent agrees that Collateral Agent will not take any action as attorney-in-fact of any Pledgor as permitted hereunder unless and until an Event of Default exists.

21.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

22.Collateral Agent. JPMorgan Chase Bank, N.A. has been appointed Collateral Agent for the Pari Passu Secured Parties hereunder pursuant to the Intercreditor Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Pari Passu Secured Parties to Collateral Agent pursuant to the Intercreditor Agreement, and that Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Intercreditor Agreement. Any successor Collateral Agent appointed pursuant to the Intercreditor Agreement shall be entitled to all the rights, interests and benefits of Collateral Agent hereunder. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that only the Collateral Agent may act on behalf of the Pari Passu Secured Parties to exercise any of the rights or remedies of the Pari Passu Secured Parties under this Agreement and the Pari Passu Secured Parties shall not otherwise have any right to exercise any of their rights and remedies on their own behalf.
[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Pledgor and Collateral Agent have executed this Agreement under seal on the date first above written.
PLEDGORS:

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP,
a Delaware limited partnership

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Authorized Signatory

BEVERLY ASSOCIATES L.P. 1,
a Delaware limited partnership

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Authorized Signatory

TAUB-CO MANAGEMENT IV, INC.,
a Michigan corporation

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    President

BEVERLY PARTNERS 1, INC.,
a Delaware corporation

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Secretary

LCA HOLDINGS, L.L.C.,
a Delaware limited liability company

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Authorized Signatory

COLLATERAL AGENT:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:    /s/ Elizabeth Johnson
Name:    Elizabeth Johnson
Title:    Executive Director

The undersigned, being the Issuers referenced in this Agreement, consent to this Agreement and acknowledge and agree to act in accordance with directions given to them by the applicable Pledgors in this Agreement, and to act in accordance with any directions given to them in the future by Collateral Agent, so long as such directions, in each case, are consistent with the rights granted to Collateral Agent hereunder.
ISSUERS:

DOLPHIN MALL ASSOCIATES LLC,
a Delaware limited liability company

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Authorized Signatory

THE GARDENS ON EL PASEO LLC,
a Delaware limited liability company

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Authorized Signatory

LA CIENEGA PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Authorized Signatory

BEVERLY ASSOCIATES L.P. 1,
a Delaware limited partnership

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Authorized Signatory

LCA HOLDINGS, L.L.C.,
a Delaware limited liability company

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Authorized Signatory

BEVERLY PARTNERS 1, INC.,
a Delaware corporation

By:    /s/ Chris B. Heaphy
Name:    Chris B. Heaphy
Title:    Secretary

EXHIBIT A
PLEDGED EQUITY INTERESTS

	Pledgor Name	Issuer Name	Total Percentage of Equity Interests Held by Pledgor	State of Organization of Pledgor	Organizational ID Number of Pledgor
1.	The Taubman Realty Group Limited Partnership	Dolphin Mall Associates LLC	100%	Delaware	2315911
2.	The Taubman Realty Group Limited Partnership	The Gardens at El Paseo LLC	100%	Delaware	2315911
3.	The Taubman Realty Group Limited Partnership	La Cienega Partners Limited Partnership	25%	Delaware	2315911
4.	The Taubman Realty Group Limited Partnership	Beverly Associates L.P. 1	99%	Delaware	2315911
5.	The Taubman Realty Group Limited Partnership	LCA Holdings, L.L.C.	100%	Delaware	2315911
6.	Taub-Co Management IV, Inc.	Beverly Partners 1, Inc.	100%	Michigan	800578270
7.	Beverly Partners 1, Inc.	Beverly Associates L.P. 1	1%	Delaware	2415194
8.	Beverly Associates L.P. 1	La Cienega Partners Limited Partnership	.5%	Delaware	2416317
9.	LCA Holdings, L.L.C.	La Cienega Partners Limited Partnership	74.5%	Delaware	3719960

SCHEDULE 1
DESCRIPTION OF PLEDGOR
Pledgor has been using or operating under the name ____________________________________
without change over the last five years (or since formation if less than five years).

Location of all chief executive offices over last five years (or since formation if less than five years):

_________________________
_________________________
_________________________

Mailing address:

_________________________
_________________________
_________________________

Organizational Identification Number: ___________________
Jurisdiction of Organization: _________________________
Identity/Corporate Structure: _________________________

EXHIBIT B
FORM OF SUPPLEMENT
THIS SUPPLEMENT is executed by _______________ , a _______________ (“Pledgor”), and _______________, a _______________ (“Issuer”), which hereby agree as follows:

1.
All capitalized terms used herein and not defined in this Supplement shall have the meanings provided in that certain Pledge Agreement dated as of ________, 2020 (the “Agreement”), executed for the benefit of JPMORGAN CHASE BANK, N.A., as collateral agent for itself and other Pari Passu Secured Parties from time to time party to the Intercreditor Agreement (the “Collateral Agent”).

2.
Pledgor is executing this Supplement to confirm that it owns [ ]% of the equity interests in the Issuer and that it hereby collaterally assigns and pledges to Collateral Agent, and grants a security interest to Collateral Agent for the ratable benefit of the Pari Passu Secured Parties, in and to such equity interests, which equity interests are hereby added to the definition of Pledged Equity Interests in the Agreement.

3.	Exhibit A to the Agreement is hereby automatically updated to include the following information regarding the Issuer:

	Pledgor Name	Issuer Name	Total Percentage of Equity Interests Held by Pledgor	State of Organization of Pledgor	Organizational ID Number of Pledgor
1.
2.

4.	As of the date hereof, Pledgor has provided the correct federal tax identification number (EIN) of the Issuer to the Collateral Agent.

5.
Issuer is executing this Supplement to consent to the Agreement and to acknowledge and agree to act in accordance with directions given to it by the Pledgor in the Agreement, and to act in accordance with any directions given to it in the future by Collateral Agent consistent with the rights granted to Collateral Agent under the Agreement.

6.	Except as modified hereby, each and every term of the Agreement remains in full force and effect and is unmodified.

[INSERT SIGNATURE BLOCKS]